Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned hereby certifies, in his capacity as an officer of Watson Wyatt & Company Holdings (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

•                  The Quarterly Report of the Company on Form 10-Q for the period ended December 31, 2003, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

•                  The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 5, 2004

/s/ Carl D. Mautz
Carl D. Mautz

Vice President and Chief Financial Officer

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Watson Wyatt & Company Holdings and will be retained by Watson Wyatt & Company Holdings and furnished to the Securities and Exchange Commission or its staff upon request.